EXHIBIT 99.1

      [AHMH Logo]                                                    [Apex Logo]

FOR IMMEDIATE RELEASE
---------------------

                     American Home Mortgage Completes Merger
                           With Apex Mortgage Capital
                         Exchange Ratio Fixed at 0.25762

      American Home Reorganizes Into a Real Estate Investment Trust (REIT)

MELVILLE, N.Y., and LOS ANGELES, CA, Dec. 3 /PRNewswire-FirstCall/ -- American Home Mortgage Holdings, Inc. (Nasdaq: AHMH - News), announced today it has completed its merger with Apex Mortgage Capital, Inc. (Amex: AXM - News), a financial company structured as a Real Estate Investment Trust (REIT).

Final Transaction Details

Under the terms of the agreement, American Home reorganized through a reverse triangular merger that caused a newly formed REIT called American Home Mortgage Investment Corp. to become American Home's parent.

Stockholders of American Home received one share in the new parent, American Home Mortgage Investment Corp., for each of their American Home shares.

Stockholders of Apex received 0.25762 shares in the new parent for each of their Apex shares.

The exchange ratio was calculated by applying a 7.5% premium to Apex's $5.239 adjusted book value per share as of December 2, and dividing by $21.86164. In accordance with the merger agreement, the denominator in the exchange ratio calculation was fixed at $21.86164 since the average of the volume weighted average share prices of AHMH for the 10 trading days prior to the closing exceeded $21.86164. The $5.239 adjusted book value was determined through an independent broker valuation process conducted on December 2, and is also net of transaction related expenses including a termination fee to TCW, the former manager of Apex.

In commenting on the completion of the merger, Michael Strauss, Chairman and Chief Executive of American Home stated, "We are very pleased to have completed this merger with Apex and we are confident that this transaction will provide long term benefits for all of our stakeholders. In 2004 we project that as a result of our reorganization and purchase of Apex, our business segments of mortgage holdings, mortgage origination and mortgage servicing will account for 43%, 45% and 12% of our total earnings, respectively."

As previously announced, as of December 4, 2003, American Home Mortgage Investment Corp. will trade on the New York Stock Exchange under the symbol "AHH."

Friedman, Billings, Ramsey & Co., Inc., acted as financial advisor, and Cadwalader, Wickersham & Taft LLP served as the legal advisor to American Home. UBS Securities LLC acted as financial advisor and O'Melveny & Myers LLP served as the legal advisor to Apex.

ABOUT AMERICAN HOME MORTGAGE HOLDINGS, INC.

American Home Mortgage Holdings, Inc. is an originator and servicer of residential mortgage loans. It operates 267 loan production offices located in 34 states, as well as MortgageSelect, an online mortgage lender, and a loan servicing center. American Home shares were traded on NASDAQ under the symbol "AHMH." For additional information, please visit American Home's Web site at www.americanhm.com.

ABOUT APEX MORTGAGE CAPITAL, INC.

Apex Mortgage Capital, Inc. is a financial company structured as a real estate investment trust. Apex primarily acquires United States agency securities, other mortgage securities, mortgage loans, equity securities and other investments. Apex was listed on the American Stock Exchange under the symbol "AXM."

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This news release contains statements about future events and expectations, which are "forward-looking statements." Any statement in this release that is not a statement of historical fact, including, but not limited to earnings guidance and forecasts, projections of financial results, and expected future financial position, dividends and dividend plans and business strategy, is a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause American Home Mortgage Investment Corp.'s actual results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: the potential fluctuations in American Home Mortgage Investment Corp.'s operating results; American Home Mortgage Investment Corp.'s potential need for additional capital; the direction of interest rates and their subsequent effect on American Home Mortgage Investment Corp.'s business; federal and state regulation of mortgage banking; and those risks and uncertainties discussed in filings made by American Home Mortgage Investment Corp. with the Securities and Exchange Commission. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from expectations. Neither American Home Mortgage Investment Corp. assumes any responsibility to issue updates to any forward-looking statements discussed in this press release.

AMERICAN HOME MORTGAGE CONTACT:
John D. Lovallo
Senior Vice President
Ogilvy Public Relations Worldwide
212-880-5216
john.lovallo@ogilvypr.com